UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2023

WETRADE GROUP INC.
(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 101, Level 1 Building 8,

No. 18, Kechuang 10th Street,

Beijing Economic and Technological Development Zone

People’s Republic of China 100020

+852-52208810

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WETG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, on September 13, 2023, Wetrade Group Inc., a Wyoming corporation (the “Company”) entered into those certain subscription agreements with certain Regulation S investors, pursuant to which the Company agrees to issue an aggregate of 1,465,200 shares of the company’s common stock for consideration of $12,000,000 at $8.19 per share, which is above the closing price of $8.13 on September 12, 2023. The transaction was closed on September 27, 2023.

The shares of common stock have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Regulation S promulgated thereunder.

Item 8.01. Other Events.

On September 28, 2023, a derivative lawsuit was filed in the United States District Court District of Wyoming against certain officers and directors (the “Named Defendants”) of the Company by certain shareholders.

The complaint alleges that the Named Defendants were no longer officers and directors of the Company as of June 30, 2023 and that the corporate actions relating to certain share issuances to private placement investors were unauthorized. The complaint includes derivative claims and seeks injunctive relief to invalidate the challenged private placement share issuances.  A motion for temporary restraining order and preliminary injunction (the “TRO”) was filed on September 28, 2023 to temporarily restrain the Named Defendants from acting on behalf of the Company.

The Company believes that the complaint is meritless and will vigorously defend it.

The September 28, 2023 current report on Form 8-K filed with the SEC, purporting a change of the Company’s directors and officers, was submitted to EDGAR without proper authorization of the Company and investors should not rely on the disclosures contained therein.

The Company will also request that PR Newswire retract the simultaneous, unauthorized press release claiming the same.

Forward Looking Statements

This report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan, and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the performance of the Company’s business. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the SEC by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WeTrade Group Inc.

Dated: September 29, 2023	By:	/s/ Hechun Wei
	Name:	Hechun Wei
	Title:	Chief Executive Officer

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